UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest event reported)  March 12, 2001

                        N-VISION TECHNOLOGY, INC.
                        -------------------------
          (Exact name of registrant as specified in its charter)

75-22268672                       Delaware                        0-18656
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(IRS Number)                      (State of                      (Commission
                                Incorporation)                     File No.)

            11931 Wickchester, Suite 201, Houston, TX 77043
            -----------------------------------------------
                (Address of Principal executive offices)

                              (281)556-1375
                               ------------
                      (Registrant's telephone number)

Item 5. Other

Effective March 1, 2001 N-Vision Technology, Inc., entered into a letter of intent to acquire Fremont Exploration, Inc., a private company, for approximately $12.5 million in cash. Under the terms of the acquisition, N-Vision and Fremont's selling shareholders will form a jointly owned operating company to operate the oil and gas properties acquired by N-Vision. The acquisition, which excludes certain defined non oil and gas assets, has been approved by the Board of Directors of both companies. Closing is subject to an independent engineering evaluation of Fremont's oil and gas reserves, upward adjustments for additional wells and work in progress, and the signing of a definitive agreement, expected to take place by March 28, 2001. The Letter of Intent anticipates a closing date on or before May 1, 2001.



Exhibits

2.1 Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       N-VISION TECHNOLOGY, INC.

                                       Dated: February 20, 2001

                                            By: /s/ Joseph T. Kaminski
                                            -----------------------
                                            Joseph T. Kaminski
                                            Chief Executive Officer